SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

IBERIABANK CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[IBERIABANK CORPORATION Letterhead]

March 30, 2004

To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of IBERIABANK Corporation to be held in the Cabildo Room at the Hotel Inter-Continental, 444 St. Charles Avenue, New Orleans, Louisiana, on Wednesday, April 28, 2004 at 10:00 a.m., Central Time.

The matters to be considered by shareholders at the Meeting are described in the accompanying materials. Also enclosed is an Annual Report to Shareholders for 2003. Directors and officers of the Company, as well as representatives of the Company’s independent auditors, will be present to respond to any questions shareholders may have.

It is very important that you are represented at the Meeting regardless of the number of shares you own or whether you are able to attend the Meeting in person. We urge you to sign and return the enclosed proxy in the envelope provided, even if you plan to attend the Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

We appreciate your continued support of, and interest in, IBERIABANK Corporation.

Sincerely,

Daryl G. Byrd

President and Chief Executive Officer

IBERIABANK CORPORATION

200 West Congress Street

Lafayette, Louisiana 70501

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 28, 2004

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of IBERIABANK Corporation will be held in the Cabildo Room at the Hotel Inter-Continental, 444 St. Charles Avenue, New Orleans, Louisiana, on Wednesday, April 28, 2004 at 10:00 a.m., Central Time (the “Meeting”), for the purpose of considering and acting on the following:

1.	election of four directors for three-year terms expiring in 2007;

2.	ratification of the appointment of Castaing, Hussey & Lolan, LLC as the Company’s independent auditors for the fiscal year ending December 31, 2004; and

3.	such other business as may properly come before the Meeting or any adjournments or postponements thereof.

Only shareholders of record at the close of business on March 16, 2004 are entitled to notice of and to vote at the Meeting.

By Order of the Board of Directors

George J. Becker III

Secretary

Lafayette, Louisiana

March 30, 2004

Whether or not you expect to attend the Meeting, please complete, sign, date and return the enclosed proxy promptly in the envelope provided. If you attend the Meeting, you may vote either in person or by proxy. Any proxy previously executed may be revoked by you in writing or in person at any time prior to its exercise.

IBERIABANK CORPORATION

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

APRIL 28, 2004

IBERIABANK Corporation (the “Company”) is furnishing this proxy statement to its shareholders in connection with the solicitation of proxies on behalf of its Board of Directors for use at the 2004 Annual Meeting of Shareholders to be held on April 28, 2004 and at any adjournments or postponements thereof (the “Meeting”).

Your proxy will be voted in the manner you specify if you properly and timely complete and return the enclosed proxy card. If you return the proxy card but do not specify a manner of voting, the proxy will be voted FOR election of the nominees for directors hereinafter named and FOR ratification of the appointment of Castaing, Hussey & Lolan, LLC as independent auditors of the Company for the fiscal year 2004. You may revoke your proxy by notifying the Company’s Secretary in writing or by filing a properly executed proxy of later date with the Secretary at or before the Meeting.

This proxy statement was mailed to each shareholder of record at March 16, 2004, on or about March 30, 2004. The cost of preparing and mailing the proxy materials as well as soliciting proxies in the enclosed form will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, fax, e-mail and telex. Banks, brokerage houses and other nominees or fiduciaries will be requested to forward the soliciting materials to their principals and to obtain authorization for the execution of proxies, and the Company will, upon request, reimburse them for their expenses in so acting.

VOTING

Only shareholders of record at the close of business on March 16, 2004 are entitled to notice of and to vote at the Meeting. On that date, 7,025,665 shares of common stock, par value $1.00 per share (“Common Stock”), were outstanding, each of which is entitled to one vote. Directors are elected by a plurality of the votes cast with a quorum present. The affirmative vote of a majority of the shares present in person and by proxy at the Meeting is required to ratify the appointment of the independent auditors. Shares registered in the name of brokers and similar persons who hold the shares for customers and clients and who do not receive instructions from them are generally not voted other than on the election of directors and other routine matters (“broker non-votes”). In the election of directors and ratification of the appointment of the Company’s independent auditors, broker non-votes will have no effect.

The enclosed form of proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve, with respect to matters incident to the conduct of the Meeting and with respect to any other matter presented to the Meeting if notice of such matter has not been delivered to the Company in accordance with the Company’s Articles of Incorporation. Proxies marked as abstentions and broker non-votes will be counted for purposes of determining a quorum at the Meeting. Except for procedural matters incident to the conduct of the Meeting, the Company does not know of any other matters that are to come before the Meeting. If any other matters are properly brought before the Meeting as to which proxies in the accompanying form confer discretionary authority, the persons named in the accompanying proxy will vote the shares represented by such proxies on such matters as determined by a majority of the Board of Directors.

Participants in the Company’s 401(k) Profit Sharing Plan and/or the Company’s Employee Stock Ownership Plan, will receive a proxy card for the Common Stock owned through these plans. That proxy card will serve as a voting instruction card for the trustees of the plans, and the Common Stock will be voted as participants instruct.

ELECTION OF DIRECTORS

Directors and Nominees

The Articles of Incorporation of the Company provide that the Board of Directors shall be divided into three classes as nearly equal in number as possible, with each class elected by the shareholders for staggered three-year terms. At the Meeting, shareholders will be asked to elect one class of directors, consisting of four directors, for three-year terms expiring in 2007. The nominees of the Nominating and Corporate Governance Committee of the Board of Directors are currently directors and have not been nominated pursuant to any arrangement or understanding with any person.

The Bylaws of the Company currently provide for a Board of ten persons. The tenth member, added to fill a vacancy resulting from the retirement of Cecil C. Broussard, is O. Miles Pollard. Mr. Pollard was appointed by the full Board of Directors in October 2003.

Unless otherwise directed, each proxy executed and returned by a shareholder will be voted for the election of the four nominees listed below. In the unanticipated event that any nominee is unable or unwilling to stand for election at the time of the Meeting, the Bylaws provide that the number of authorized directors will be automatically reduced by the number of such nominees unless the Board determines otherwise, in which case proxies will be voted for any replacement nominee or nominees recommended by the Nominating and Corporate Governance Committee.

The following table presents information as of the record date concerning the nominees and other directors of the Company.

Name	Age	Principal Occupation During the Past Five Years	Director Since[1]

Nominees For Terms To Expire In 2007:

Elaine D. Abell	61	Attorney in private practice	1993

William H. Fenstermaker	55	Chairman of the Board of the Company; President and Chief Executive Officer of C.H. Fenstermaker and Associates, Inc. (oil and gas surveying, mapping, municipal engineering, environmental consulting and computer information system services)	1990

Larrey G. Mouton	62	Owner and Manager of Mouton Financial Services, LLC ( investment counseling, tax services and insurance) since July 2002; Community Relations Officer of the Company from July 2000 to June 2002; Chief Executive Officer of the Company from February, 1995 to July 2000; President of the Company and President and Chief Executive Officer of the Bank, from February 1995 to July 1999	1985

O. Miles Pollard	66	Owner of Pollard Estates Development Corporation (real estate development and financial investments)	2003

Name	Age	Principal Occupation During the Past Five Years	Director Since[1]

Directors Whose Terms Expire In 2005:

Harry V. Barton, Jr.	49	Certified Public Accountant in private practice	1993

Daryl G. Byrd	49	Chief Executive Officer of the Company since July 2000; President of the Company and President and Chief Executive Officer of the Bank since July 1999; President and Chief Executive Officer of Bank One New Orleans Region (1998-1999); Executive Vice President of First Commerce Corporation (1992-1998)	1999

E. Stewart Shea III	52	Vice Chairman of the Board of the Company; Managing Partner of The Bayou Companies, LLC; Managing Partner of Bayou Coating, LLC (oil and gas industry service companies)	1990

Directors Whose Terms Expire In 2006:

Ernest P. Breaux, Jr.	59	Regional Operating Officer-Region 1, Integrated Electrical Services; Chairman, Ernest P. Breaux Electrical, Inc.; President, Wright Electrical, Inc. (electrical engineering)	1999

John N. Casbon	55	Executive Vice President, First American Title Insurance Company; Chief Executive Officer and President, First American Transportation Title Insurance Company	2001

Jefferson G. Parker	51	Senior Vice President, Institutional Equities, Howard Weil, a division of Legg Mason Wood Walker, Inc.	2001

1 Includes services as a director of IBERIABANK (the “Bank”), a wholly owned subsidiary of the Company.

Corporate Governance

Board of Director and Shareholder Meetings. The Board of Directors met 14 times during the fiscal year ended December 31, 2003. All directors attended at least 75% of the Board of Directors meetings and assigned committee meetings in 2003. While the Company encourages all members of the Board of Directors to attend annual meetings, there is no formal policy as to their attendance. Beginning after this Meeting, directors will be expected to be present at shareholder meetings. All of the members of the Board of Directors attended the 2003 annual meeting of shareholders.

Board of Director Independence. Each year, the Board of Directors reviews the relationships that each director has with the Company and with other parties. Only those directors who do not have any of the categorical relationships that preclude them from being independent within the meaning of applicable NASDAQ rules and who the Board of Directors affirmatively determines have no relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director are considered to be “independent directors.” The Board of Directors has reviewed a number of factors to evaluate the independence of each of its members. These factors include its members’ relationships with the Company and its competitors, suppliers and customers; their relationships with management and other directors; the relationships their current and former employers have with the Company; and the relationships between the Company and other companies of which the Company’s Board members are directors or executive officers. After evaluating these factors, the Board of Directors has determined that Ms. Abell and Messrs. Barton, Breaux, Casbon, Fenstermaker, Parker, Pollard and Shea are independent directors of the Company within the meaning of applicable NASDAQ rules.

Independent members of the Board of Directors of the Company meet in executive session without management present, and are scheduled to do so at least two times per year.

Shareholder Communications. Shareholders may communicate directly with members of the Board of Directors or the individual chairman of standing Board of Directors committees by writing directly to those individuals at the following address: 200 West Congress Street, Lafayette, Louisiana 70501. The Company’s general policy is to forward, and not to intentionally screen, any mail received at the Company’s corporate office that is sent directly to an individual, unless the Company believes the communication may pose a security risk.

Code of Ethics. The Board of Directors has adopted a Code of Ethics for the Chief Executive Officer and Senior Financial Officers. A copy of the Code of Ethics has been filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

Committees of the Board of Directors

The Board of Directors has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee and has adopted a charter for each of these three standing committees. The Board of Directors has determined that all of the directors who serve on these committees are independent within the meaning of applicable Securities and Exchange Commission (“SEC”) and NASDAQ rules.

Audit Committee. The members of the Audit Committee are Mr. Barton, who serves as the chairman, and Messrs. Breaux and Parker. Each of the members of the committee is independent within the meaning of applicable NASDAQ rules. The Board of Directors has determined that the Chairman of the Audit Committee, Mr. Barton, is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K.

The Audit Committee has oversight responsibility for the quality and integrity of the Company’s financial statements. The committee meets privately with the independent auditors, has the sole authority to retain and dismiss the independent auditors and reviews their performance and independence from management. The independent auditors have unrestricted access and report directly to the committee. The Audit Committee met 13 times during 2003. The primary functions of the Audit Committee are to oversee: (i) the audit of the financial statements of the Company provided to the SEC, the shareholders and the general public; (ii) the Company’s internal financial and accounting processes; and (iii) the independent audit process. Additionally, the Audit Committee has responsibilities relating to: (i) registered public accounting firms; (ii) complaints relating to accounting, internal accounting controls or auditing matters; (iii) authority to engage advisors; and (iv) funding as determined by the audit committee. These and other aspects of the Audit Committee’s authority are more particularly described in the Audit Committee Charter adopted by the Board of Directors, filed with last year’s Proxy Statement.

In 2003, the Audit Committee adopted a formal policy concerning approval of audit and non-audit services to be provided to the Company by its independent auditor, Castaing, Hussey & Lolan, LLC. The policy requires that all services to be provided by Castaing, Hussey & Lolan, LLC, including audit services and permitted audit-related and non-audit services, must be pre-approved by the Audit Committee. The Audit Committee approved all audit and non-audit services provided by Castaing, Hussey & Lolan, LLC during 2003.

Compensation Committee. The members of the Compensation Committee are Mr. Shea, who serves as the chairman, and Messrs. Barton and Fenstermaker, each of whom is a non-employee director and is also independent within the meaning of NASDAQ rules. The Compensation Committee met 11 times during 2003. The functions of the Compensation Committee include making recommendations to the Board of Directors concerning compensation, including incentive compensation, of the executive officers. The Compensation Committee also administers the Company’s stock incentive plans.

Nominating and Corporate Governance Committee. The independent members of the Board of Directors serve as the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for evaluating and recommending individuals for election or re-election to the Board of Directors, including those recommendations submitted by shareholders, the evaluation of the performance of the Board of Directors and its committees, and the evaluation and recommendation of corporate governance policies. A link to the Nominating and Corporate Governance Committee Charter is on the Investor Relations portion of the Company’s website at: http://www.iberiabank.com.

In 2003, the full Board of Directors held one meeting in its capacity as a Nominating Committee for selecting management nominees for election as directors. In 2004, the Nominating Committee was renamed and reconstituted as a fully independent Nominating and Corporate Governance Committee.

It is a policy of the Nominating and Corporate Governance Committee that candidates for director possess the highest personal and professional integrity, have demonstrated exceptional ability and judgment and have skills and expertise appropriate for the Company and serving the long-term interests of the Company’s shareholders. The committee’s process for identifying and evaluating nominees is as follows: (1) in the case of incumbent directors whose terms of office are set to expire, the committee reviews such directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance, and any related of party transactions with the Company during the applicable time period; and (2) in the case of new director candidates, the committee first conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The committee meets to discuss and consider such candidates’ qualifications, including whether the nominee is independent within the meaning of NASDAQ rules, and then selects a candidate for recommendation to the Board of Directors by majority vote. In seeking potential nominees, the Nominating and Corporate Governance Committee uses its and management’s network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. To date, the Nominating and Corporate Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates, nor has the committee rejected a timely director nominee from a shareholder(s) holding more than 5% of the Company’s voting stock.

The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders provided the shareholders follow the procedures set forth in Article 6F of the Company’s Articles of Incorporation. The committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether the candidate was recommended by a shareholder or otherwise.

Article 6F of the Company’s Articles of Incorporation governs nominations of candidates for election as director at any annual meeting of shareholders and provides that such nominations, other than those made by the Board, may be made by any shareholder entitled to vote at such meeting if the nomination is made in accordance with the procedures set forth in Article 6F, which is summarized below.

A shareholder’s notice of nomination must be delivered to, or mailed and received at, the Company’s principal executive offices not later than 60 days before the anniversary date of the immediately preceding annual meeting of shareholders and must set forth (a) as to each person who the shareholder proposes to nominate for election as a director and as to the shareholder giving the notice (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of Company stock which are Beneficially Owned (as defined in Article 9A(e) of the Articles of Incorporation) by such person on the date of such shareholder notice, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934 (the “Exchange Act”) and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Company’s books, of such shareholder and any other shareholders known by such shareholder to be supporting such nominees and (ii) the class and number of shares of Company stock which are Beneficially Owned by such shareholder on the date of such shareholder notice and, to the extent known, by any other shareholders known by such shareholder to be supporting such nominees on the date of such shareholder notice. To be timely under the Articles of Incorporation, nominations by any shareholder eligible to vote at the Meeting must have been received by the Company on or before March 8, 2004.

The Nominating and Corporate Governance Committee may reject any nomination by a shareholder not made in accordance with the requirements of Article 6F. Notwithstanding the foregoing procedures, if neither the Board of Directors nor such committee makes a determination as to the validity of any nominations by a shareholder, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether the nomination was made in accordance with the terms of Article 6F.

Additional Information with Respect to Compensation Committee Interlocks and Insider Participation in Compensation Decisions

None of the members of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries during 2003 or is a former officer of the Company or any of its subsidiaries.

Compensation of Directors

All Company directors are also directors of the Bank. In connection with the initial public offering of stock (“IPO”), directors received grants of restricted Common Stock and options to purchase shares of Common Stock, both of which vested over seven years commencing in 1996. Prior to 2003, on joining the Board of Directors, new directors received shares of restricted Common Stock and options to purchase shares of Common Stock at an exercise price equal to the then fair market value of the underlying shares, awarded in amounts determined by the Compensation Committee with a vesting period equivalent to the remaining vesting period of the original IPO grants. During 2003, members of the Board of Directors received fees of $2,000 per month for their services as directors of the Bank, except for the Chairman, who received a fee of $2,300 per month, and Mr. Byrd, who was not compensated for such service. In 2004, each director will receive a monthly fee of $2,500, with the exception of the Chairman of the Board, who will receive $2,875 per month and Mr. Byrd, who is not compensated for such service. Beginning in 2004, each director will also receive an annual award of 650 shares of restricted Common Stock effective at the close of business on the date of the Annual Meeting to vest at the end of one year. Members of the Board of Directors receive no additional compensation for their participation on any committee or for other services as directors of the Company.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table includes, as of the record date, certain information as to the Common Stock beneficially owned by (i) the only persons or entities, including any “group” as that term is used in Section 13(d)(3) of the Exchange Act, who or which was known to the Company to be the beneficial owner of more than 5% of its Common Stock, (ii) the directors of the Company, (iii) the executive officers of the Company identified in the Summary Compensation Table elsewhere herein (“Named Executive Officers”) and (iv) all directors and executive officers of the Company as a group.

	Common Stock Beneficially Owned as of Record Date (1) (2) (3) (4)
Name of Beneficial Owner	Amount		Percentage
FMR Corp. Edward C. Johnson III Abigail P. Johnson 82 Devonshire Street Boston, Massachusetts 02109	354,410	(5)	5.26%

IBERIABANK Corporation Employee Stock Ownership Plan Trust 200 West Congress Street Lafayette, Louisiana 70501	435,801	(6)	6.50%

Directors:
Elaine D. Abell	39,063		*
Harry V. Barton, Jr.	35,799		*
Ernest P. Breaux, Jr.	14,900		*
Daryl G. Byrd	160,731		2.26%
John N. Casbon	8,051		*
William H. Fenstermaker	38,291		*
Larrey G. Mouton	198,822		2.79%
Jefferson G. Parker	34,228		*
O. Miles Pollard	–		*
E. Stewart Shea III	67,359		*

Named Executive Officers who are not Directors:
Michael J. Brown	61,714		*
John R. Davis	71,098		*
George J. Becker III	49,067		*
Marilyn W. Burch	36,216		*
All directors and executive officers as a group (14 persons)	815,339		10.99%

* Represents less than 1% of the outstanding Common Stock.

(1)	Unless otherwise indicated, shares are held with sole voting and investment power.

(2)	Includes shares of Common Stock owned directly by directors and executive officers as well as shares held by their spouses, minor children and trusts of which they are trustees. Also includes shares allocated to the accounts of participants in the IBERIABANK Corporation Employee Stock Ownership Plan (“ESOP”) and to executive officers’ accounts in the Bank’s 401(k) retirement plan.

(Footnotes continued on next page)

(3)	Includes all shares that may be acquired upon the exercise of stock options, including those vesting within 60 days of the record date, as follows: 13,129 shares by Ms. Abell; 19,500 shares by Mr. Barton; 5,733 shares by Mr. Breaux; 80,944 shares by Mr. Byrd; 5,751 shares by Mr. Casbon; 12,629 shares by Mr. Fenstermaker; 110,420 shares by Mr. Mouton; 5,032 shares by Mr. Parker; 20,129 shares by Mr. Shea; 37,556 shares by Mr. Brown; 42,556 shares by Mr. Davis; 29,528 shares by Mr. Becker; 11,228 shares by Ms. Burch; and 394,135 shares by all directors and executive officers as a group.

(4)	Includes unvested shares held in the Company’s Recognition and Retention Plan (“RRP”) that may be voted by the following persons: 34,142 shares by Mr. Byrd; 15,356 shares by each of Messrs. Brown and Davis; 8,856 shares by Mr. Becker; 11,570 shares by Ms. Burch; and 85,280 shares by all directors and executive officers as a group.

(5)	Shares are as reported in the latest Schedule 13G filed by such persons.

(6)	The IBERIABANK Corporation Employee Stock Ownership Plan Trust was established pursuant to the ESOP. Messrs. Barton, Fenstermaker and Shea act as trustees of the Trust (“Trustees”). As of the record date, 381,841 shares held in the ESOP Trust had been allocated to the accounts of participating employees and 53,960 shares were unallocated. Beneficial ownership of Directors and Named Executive Officers includes their respective shares of this allocation. Under the terms of the ESOP, the Trustees must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees. Allocated shares for which employees do not give instructions and unallocated shares are voted in the same ratio on any matter as those shares for which instructions are given. The amount of Common Stock beneficially owned by each individual Trustee and by all directors and executive officers as a group does not include the unallocated shares held by the ESOP Trust.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires each of the Company’s directors and executive officers, and each beneficial owner of more than ten percent of the Company’s common stock, to file with the SEC an initial report of the person’s beneficial ownership of the Company’s equity securities and subsequent reports regarding changes in such ownership. To the best of the Company’s knowledge each person who was so subject to Section 16(a) with respect to the Company at any time during 2003 filed, on a timely basis, all reports required for the year pursuant to Section 16(a), except that a report of a grant of stock options was not filed on a timely basis for each of Messrs. Becker, Brown, Byrd, Davis and Ms. Burch, but all such reports were subsequently filed.

CERTAIN TRANSACTIONS

Directors and executive officers of the Company and members of their families, as well as companies with which they or their families are associated, were customers of the Bank in the ordinary course of business during 2003. All loans and commitments to them by the Bank were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectibility or present other unfavorable features.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes the compensation earned or awarded for services rendered in all capacities for the years indicated, by the individual who served as the Company’s Chief Executive Officer during 2003 and by its other four most highly compensated executive officers.

		Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation		Restricted Stock Award(s)(1)		No. Securities Underlying Options/SARs	All Other Compensation(2)
Daryl G. Byrd President and Chief Executive Officer	2003 2002 2001	$337,077 300,000 270,787	$327,750 250,000 160,000	$	— — —	$599,250 290,500 —	(3) (4)	25,000 22,000 12,500	$22,606 22,514 17,233

Michael J. Brown Sr. Executive Vice President	2003 2002 2001	$185,000 176,538 155,389	$140,000 129,000 75,000	$	— — —	$344,850 145,250 —	(5) (6)	14,500 13,000 11,000	$22,606 22,514 17,233

John R. Davis Sr. Executive Vice President	2003 2002 2001	$185,000 176,538 143,768	$140,000 129,000 75,000	$	— — —	$344,850 145,250 —	(5) (6)	14,500 13,000 11,000	$22,606 22,514 17,233

George J. Becker III Executive Vice President & Secretary	2003 2002 2001	$160,000 143,077 130,122	$110,000 95,000 55,000	$	— — —	$137,940 187,600 —	(7) (6)	13,000 7,000 4,500	$22,036 22,153 16,683

Marilyn W. Burch Executive Vice President & Chief Financial Officer	2003 2002 2001	$140,000 129,038 95,000	$97,000 95,000 30,000	$	— — —	$229,900 162,190 —	(8) (6)	8,000 12,000 4,000	$19,432 17,141 11,292

(1)	Reflects the value of shares of restricted stock granted pursuant to the RRP as of the date of each grant. Such restricted stock vests over seven years from the date of grant. Cash dividends declared in respect to restricted stock is paid to the individual on whose behalf such restricted stock is then held by the RRP Trust.

(2)	Represents the fair market value of the shares of Common Stock allocated to the named individual’s account pursuant to the ESOP as of the date of the allocation, plus any cash allocation.

(3)	Represents 15,000 shares of restricted Common Stock granted in 2003 pursuant to the RRP, which had the indicated value on the date of grant and a fair market value of $885,000 on December 31, 2003.

(4)	Represents 10,000 shares of restricted Common Stock granted in 2002 pursuant to the RRP, which had the indicated value on the date of grant and a fair market value of $401,600 on December 31, 2002.

(5)	Represents 7,500 shares of restricted Common Stock granted in 2003 pursuant to the RRP, which had the indicated value on the date of grant and a fair market value of $442,500 on December 31, 2003.

(6)	Represents 5,000 shares of restricted Common Stock granted in 2002 pursuant to the RRP, which had the indicated value on the date of grant and a fair market value of $200,800 on December 31, 2002.

(7)	Represents 3,000 shares of restricted Common Stock granted in 2003 pursuant to the RRP, which had the indicated value on the date of grant and a fair market value of $177,000 on December 31, 2003.

(8)	Represents 5,000 shares of restricted Common Stock granted in 2003 pursuant to the RRP, which had the indicated value on the date of grant and a fair market value of $295,000 on December 31, 2003.

Stock Options

In 2003, the Named Executive Officers were granted options to purchase 75,000 shares of Common Stock at an exercise price of $38.60 per share. In each case the exercise price was based on the fair market value of the Common Stock on the date of grant.

The following table sets forth certain information concerning the grant of stock options to the Named Executive Officers during 2003.

	Number of Shares Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($ per share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term (1)
Name					5% ($)	10% ($)
Daryl G. Byrd Michael J. Brown John R. Davis George J. Becker III Marilyn W. Burch	25,000 14,500 14,500 13,000 8,000	11.6 6.8 6.8 6.1 3.7%	$38.60 38.60 38.60 38.60 38.60	3/19/13 3/19/13 3/19/13 3/19/13 3/19/13	$606,883 351,992 351,992 315,579 194,203	$1,537,961 892,018 892,018 799,740 492,148

(1)	Amounts represent hypothetical gains that could be achieved for the options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares. The actual gains, if any, on the exercise of stock options will depend, in part, on the future performance of the Common Stock, the option holder’s continued employment throughout the option period and the date on which the options are exercised.

The following table sets forth information concerning the value of stock options held at December 31, 2003 by the Named Executive Officers. Such officers did not exercise any options during 2003.

	Number of Unexercised Options at Year End		Value of Unexercised In-The-Money Options at Year End (1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Daryl G. Byrd	65,758	97,742	$2,417,730	$3,098,496
Michael J. Brown	29,142	49,358	1,234,502	1,644,714
John R. Davis	34,142	49,358	1,429,502	1,637,214
George J. Becker III	24,271	37,729	1,055,765	1,268,465
Marilyn W. Burch	7,071	22,929	258,027	661,983

(1)	Calculated by determining the difference between the fair market value of the Common Stock underlying the options at December 31, 2003 ($59.00 per share) and the exercise price of the options. An option is in the money if the fair market value of the underlying security exceeds the exercise price of the option.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information concerning securities authorized for issuance under equity compensation plans, the weighted average price of such securities and the number of securities remaining available for future issuance, as of December 31, 2003.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
Equity compensation plans approved by shareholders	1,297,060	$25.12	672,168
Equity compensation plans not approved by shareholders (1)	5,000	$18.00	9,953

Total	1,302,060	$25.09	682,121

(1)	Represents options under the Supplemental Stock Option Plan of 1999 (“Supp Plan”), which was established for the purpose of improving the growth and profitability of the Company and subsidiary companies by providing employees and consultants with a proprietary interest in the Company as an incentive to contribute to the success of the Company and to reward employees and consultants for outstanding performance and the attainment of targeted goals. The aggregate number of shares that was authorized for issuance pursuant to the Supp Plan was 24,999.

AGREEMENTS WITH MANAGEMENT

In July 2001, the Company entered into a three-year employment agreement with Daryl G. Byrd that is automatically renewed for an additional year on each anniversary of the agreement unless not earlier than 90 days before the anniversary the Company gives notice that it will not be renewed. If his employment is terminated for other than Cause, as defined, disability, retirement or death, or if Mr. Byrd terminates his employment for Good Reason, as defined, he will be entitled to severance payments equal to the greater of one year’s compensation or his compensation for the remaining term of the agreement. If his employment is terminated by him within 30 days of a Change in Control of the Company, as defined, or within 90 days of an event constituting Good Reason occurring within three years of a Change of Control, or within 30 days of the first anniversary of a Change in Control, or if his employment is terminated by the Company without Cause within three years of a Change in Control, he will receive the greater of (i) his salary for the remaining term of the agreement, (ii) twice his salary, or (iii) his “Code 280G Maximum,” defined generally as 2.99 times his average compensation over the previous 5 years. In addition, he will be entitled to a continuation of benefits similar to those he was receiving at the time of such termination for the period otherwise remaining under the term of the agreement or until he obtains full-time employment with another employer, whichever occurs first. If any payments to be made under the agreement are deemed to constitute “excess parachute payments” and, therefore, subject to an excise tax under Section 4999 of the Internal Revenue Code, the Company will pay him the amount of the excise tax plus an amount equal to any additional federal, state, or local taxes that may result because of such additional payment.

In October 2000, the Company entered into separate Change in Control Severance Agreements with John R. Davis, Michael J. Brown, George J. Becker III and Marilyn W. Burch providing for severance pay and benefits to the individual upon voluntary resignation within 30 days after a Change in Control of the Company, as defined, or if within three years of a Change in Control the individual resigns for Good Reason, as defined, or is terminated by the Company or its successor without Just Cause, as defined. The severance payment is 100% in the case of Mr. Davis and Mr. Brown and 70% in the case of Mr. Becker and Ms. Burch, of each individual’s “Code Section 280G Maximum.” In addition, each will be entitled to continued medical and life benefits at Company expense for 39 months following termination of employment. The Company will also make the individual whole for any excise tax imposed by the Internal Revenue Code with respect to any payments under the agreement.

The Company has entered into indemnification agreements with Daryl G. Byrd and Michael J. Brown providing for indemnification and advancement of expenses to the fullest extent permitted by law with respect to pending or threatened claims against them in their capacities as officers of the Company. Following a Change in Control, as defined, all determinations regarding a right to indemnity and advancement of expenses are to be made by an independent legal counsel. In the event of a potential Change in Control, the Company must create a trust for the benefit of the indemnitees, which upon a Change in Control may not be revoked or the principal thereof invaded without the indemnitees’ written consent. While not requiring the maintenance of directors’ and officers’ liability insurance, the indemnification agreements require that the indemnitees be provided with maximum coverage if there is such insurance.

REPORT OF THE COMPENSATION COMMITTEE

The mission of the Compensation Committee (the “Committee”) is to assure that compensation programs for Company executives are effective in attracting and retaining executives, link pay to performance, are reasonable in light of Company economics and the relevant practices of other, similar companies, and are administered fairly and in the shareholders’ interests. The Committee acts on behalf of the Board of Directors in setting executive compensation policy, administering Board approved plans, approving benefit programs and making decisions for the Board with respect to the compensation of Company executives.

The goals of the Committee are to assist the Company and the Bank in attracting and retaining highly qualified management, motivating executives to achieve performance goals, rewarding management for outstanding performance and ensuring that the financial interests of management and shareholders are aligned.

Overview. The Company’s compensation program for executive officers is designed to attract, retain, and motivate superior executive talent and to align a significant portion of each officer’s total compensation with the performance of the Company and the interests of its stockholders.

The Company maintains a highly leveraged pay for performance compensation program for its senior executive team. When performance is exceptional, rewards can be above average / median labor market values, approaching or exceeding the 75th percentile of the labor market. When performance falls short of expectations, there may be no incentive award payouts.

The Company has implemented a competitive total compensation program for executive officers composed of the following elements discussed below: base salary, annual bonus, and long-term incentive compensation.

Base Salary. Executive base salaries reflect the Company’s operating philosophy, culture and business direction with each salary determined subjectively by the skills, experience and performance level of the individual executive, and the needs and resources of the Company. Base salaries are targeted to median market levels based on reviews of published salary surveys and peer company compensation conducted by an independent compensation consulting firm. The Committee believes that the Company’s most direct competitors for executive talent are not necessarily restricted to those companies that are included in the industry index used to compare shareholder returns, but encompass a broader group of companies engaged in the recruitment and retention of executive talent in competition with the Company. Thus, the compensation peer group is not the same as, and is broader than, the companies comprising the SNL $1 Billion – $5 Billion Index in the graph under the caption “Comparison of Five-Year Cumulative Total Returns”. See “Performance Graph.”

Annual Bonus. Annual bonuses may be earned by executive officers and key employees under the Company’s annual bonus plan. Payments under the plan are based on the performance of the overall Company. Annual bonus targets for the CEO are recommended by the Committee’s independent consultant. The CEO recommends annual bonus targets and goals for other participants. The goals incorporate the achievement of business plans and / or performance relative to other high performing banks. These goals may include Earnings Per Share (“EPS”), EPS Growth, balance sheet management, credit quality, operating efficiency, and Total Shareholder Return (stock price appreciation plus dividends), Return on Equity (“ROE”) or Return on Average Tangible Equity (“ROATE”), Return on Assets (‘ROA”) or Return on Average Tangible Assets (“ROATA”) as well as the achievement of non-financial management business objectives. The mix and weighting of the goals vary and are subjectively determined. The level of achievement of the goals determines the level of bonus. The maximum payout is two times the annual bonus target.

Long-Term Incentive. In 2001, the Board adopted and shareholders approved the IBERIABANK Corporation 2001 Incentive Compensation Plan (“2001 Plan”). In 2003, the Board adopted and shareholders approved an amendment to the 2001 Plan that increased the number of shares available under the 2001 Plan by 600,000 shares, to a total of 1,100,000 shares, subject to future adjustments as provided in the 2001 Plan.

The 2001 Plan is designed to instill the economic incentives of ownership, create management incentives to improve shareholder value and, through the use of vesting periods, encourage executives to remain with the Company and focus on long-term results. The Committee awards Incentive Stock Options (“ISOs”), Non-qualified Stock Options (“NSOs”) and shares of Restricted Stock to qualifying participants with the number of shares awarded varying according to each participant’s current and expected contributions, position responsibility, salary, prior awards, and recent performance results.

The Committee limits the maximum number of shares that may be awarded to any individual in any calendar year to 50,000. In addition, the Committee limits the total number of shares that may be awarded as Restricted Stock to no more than 40% of the shares that are available for grant.

The grant of stock options and restricted stock is designed to align the interests of executive officers with those of shareholders in the Company’s long-term performance. Stock options granted have exercise prices equal to the fair market value of the underlying shares on the date of grant so that compensation is earned only through long-term appreciation in the fair market value of the underlying shares. Stock options are generally granted on an annual basis if warranted by the Company’s performance. Awards of restricted stock are granted in recognition of exceptional Company and individual performance.

Compensation of the Chief Executive Officer. The Committee and Board determined the compensation for Daryl G. Byrd, President and Chief Executive Officer (“CEO”) for 2003. Continuing to recognize the CEO’s leadership in building a highly talented management team and in driving the Company forward with superior operational and financial performance as well as shareholder returns, Mr. Byrd’s base salary was increased to $345,000 – less than the competitive labor market median as determined by the Committee’s independent consultant. Mr. Byrd was awarded a bonus for 2003 performance of $327,750. This was in recognition of the Company’s EPS achievement versus target, EPS growth relative to other high performing peer banks, credit quality accomplishments, improved operating efficiency, Return on Average Tangible Equity and Total Shareholder Returns. Mr. Byrd also provided leadership in the successful integration of Acadiana Bancshares and in growing the Bank’s business lines to better service customers and communities.

During 2003, Mr. Byrd was awarded 25,000 stock options and 15,000 shares of restricted stock under the 2001 Plan. The stock options vest in equal installments over a five-year period starting with the first anniversary of the grant and will expire on the tenth anniversary of the grant. The restricted stock award vests in equal installments over a seven-year period starting with the first anniversary of the grant. These awards reflected the performance described above as well as the Committee and Board’s recognition of Mr. Byrd’s current and expected future contributions to the Company’s success and continuing creation of shareholder value.

The CEO compensation program described above positioned Mr. Byrd’s 2003 total direct compensation (salary plus bonus plus present value of long-term incentives) toward the 75th percentile of the labor market for similar sized, high performing banks.

Deductibility of Compensation. Section 162(m) of the Internal Revenue Code subjects public companies to limits on the deductibility of certain executive compensation. It limits deductible executive compensation to $1 million per year. Certain forms of compensation are exempt from this deductibility limit, primarily performance-based compensation under plans approved by shareholders. The 2001 Plan, as approved by shareholders, is intended to qualify those awards that would be considered performance-based for exemption under Section 162(m). The Committee will continue to examine the impact of the deductibility limit on the Company and the executive group to determine when and if other aspects of the executive compensation program are affected by the limit and the appropriate actions necessary for the best interests of shareholders.

Committee Governance. The Compensation Committee will continue to review and evaluate executive compensation programs at least annually. When and where appropriate, the Committee will consult with its independent compensation consultant and its legal advisors with respect to the proper design of the program toward achieving the Company’s strategic business objectives and balancing the interests of key shareholders.

Following review and approval by the Committee, all issues pertaining to executive compensation policies and programs as well as recommendations on CEO compensation are submitted to the full Board of Directors for its approval.

E. Stewart Shea III, Chairman

Harry V. Barton, Jr.

William H. Fenstermaker

PERFORMANCE GRAPH

The following graph, which was prepared by SNL Securities LC (“SNL”), compares the cumulative total return on the Common Stock over a measurement period beginning December 31, 1998 with (i) the cumulative total return on the stocks included in the National Association of Securities Dealers, Inc. Automated Quotation (“NASDAQ”) Total Return Index (for United States companies) and (ii) the cumulative total return on the stocks included in the SNL Peer Bank Index. All of these cumulative returns are computed assuming the quarterly reinvestment of dividends paid during the applicable period.

Index for Period Ending	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03

IBERIABANK Corporation	100.00	64.43	106.16	138.27	205.31	307.19
NASDAQ – Total US	100.00	185.95	113.19	89.65	61.67	92.90
SNL $1B – $5B Bank Index	100.00	91.91	104.29	126.72	146.28	198.92

The Common Stock of the Company is traded on the NASDAQ National Market under the “IBKC” ticker symbol. The stock price information shown above is not necessarily indicative of future price performance. Information used was obtained by SNL from sources believed to be reliable. The Company is not responsible for any errors or omissions in such information.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is composed of three non-employee directors. The Board has made a determination that the members of the Audit Committee satisfy the listing standards of NASDAQ as to independence, financial literacy and experience. The responsibilities of the Audit Committee are set forth in the Charter of the Audit Committee, as adopted by the Board of Directors of the Company. This is a report on the Committee’s activities relating to fiscal year 2003.

The Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements for the year 2003 with the Company’s management, including a discussion of the quality, not just the acceptability, of the accounting principles, underlying estimates and significant judgments used in the financial statements. Management represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles.

The Committee reviewed the audited financial statements with the independent auditors, who are responsible for expressing an opinion on the conformity of those statements with generally accepted accounting principles, and discussed with the independent auditors their judgments as to the quality, not just the acceptability, of the Company’s accounting principles, the matters required to be communicated by Statement on Auditing Standards No. 61, “Communication with Audit Committees”, and their independence from management and the Company, including the matters in the written disclosures required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committee”. The Committee also considered the compatibility of nonaudit services with the independent auditors’ independence.

The Committee discussed with the Company’s internal auditors and the independent auditors the overall scope and plans for their respective audits. The Committee met with the internal auditors and the independent auditors, with and without management present, to discuss the results of their audits, their evaluations of the Company’s systems of internal controls and the overall quality of the Company’s financial reporting. Both the internal auditors and independent auditors have unrestricted access to the Audit Committee. The Committee held 13 meetings during fiscal year 2003.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission (“SEC”). The Committee also appointed, subject to shareholder ratification, the independent auditors for the fiscal year ending December 31, 2004.

Harry V. Barton, Jr., Chairman

Ernest P. Breaux, Jr.

Jefferson G. Parker

INCORPORATION BY REFERENCE

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Exchange Act that may incorporate future filings (including this Proxy Statement, in whole or in part), the preceding Report of the Compensation Committee, the stock price Performance Graph and the Report of the Audit Committee shall not be incorporated by reference in any such filings.

RATIFICATION OF APPOINTMENT OF AUDITORS

The Audit Committee of the Board of Directors of the Company, subject to shareholder ratification, has appointed the firm of Castaing, Hussey & Lolan, LLC, independent certified public accountants, to serve as the Company’s principal auditors and to perform the audit of the financial statements for the fiscal year ending December 31, 2004 and further directed that the selection of auditors be submitted for ratification by the shareholders at the Meeting.

Representatives of Castaing, Hussey & Lolan, LLC will be present at the Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate shareholder questions.

Shareholder ratification of the selection of Castaing, Hussey & Lolan, LLC as the Company’s independent public accountants is not required by the Company’s Bylaws or other applicable legal requirements. However, the Audit Committee is submitting the selection of Castaing, Hussey & Lolan, LLC to the shareholders for ratification as a matter of good corporate practice. In the event shareholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and the shareholders’ best interests.

Audit Fees and Other Matters

Castaing, Hussey & Lolan, LLC provided audit services to the Company consisting of the annual audit of the Company’s 2002 and 2003 consolidated financial statements contained in the Company’s Annual Reports on Form 10-K and reviews of the financial statements contained in the Company’s Quarterly Reports on Form 10-Q for 2003. Castaing, Hussey & Lolan, LLC did not provide any services related to the financial information systems design/implementation or internal audit outsourcing to the Company during 2002 and 2003.

Fee Category	Fiscal Year 2003	% of Total	Fiscal Year 2002	% of Total
Audit Fees	$120,410	62%	$106,860	58%
Audit-Related Fees	$49,627	26%	$57,515	31%
Tax Fees	$19,980	10%	$19,230	10%
All Other Fees	$4,118	2%	$1,550	1%

Total Fees	$194,135	100%	$185,155	100%

Audit Fees. These are fees related to professional services rendered in connection with the audit of the Company’s annual financial statements, reviews of the financial statements included in each of the Company’s Quarterly Reports on Form 10-Q, and accounting consultations that relate to the audited financial statements and are necessary to comply with generally accepted auditing standards.

Audit-Related Fees. These fees consisted primarily of audits of employee benefit plans, specific internal control process reviews and consultations regarding accounting and financial reporting.

Tax Fees. These are fees billed for professional services related to tax compliance, tax advice and tax planning, including services provided in connection with assistance in the preparation and filing of tax returns.

All Other Fees. These are fees for all other permissible services that do not meet the above category descriptions.

Pre-approval Policy

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The

Audit Committee may also pre-approve particular services on a case-by-case basis. For 2003, pre-approved non-audit services included only those services described above for “Audit Related Fees,” “Tax Fees,” and “All Other Fees.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

RATIFICATION OF THE SELECTION OF CASTAING, HUSSEY & LOLAN, LLC

AS INDEPENDENT AUDITORS OF THE COMPANY

SHAREHOLDER PROPOSALS

Any proposal which a shareholder wishes to have included in the proxy materials relating to the next annual meeting of shareholders must be in compliance with Rule 14a-8 under the 1934 Act and received at the principal executive offices of the Company, 200 West Congress Street, Lafayette, Louisiana 70501, Attention: George J. Becker III, Secretary, no later than November 30, 2004. With respect to the 2005 annual meeting, if the Company is not provided notice of a shareholder proposal by November 30, 2004, it will not be included in the Company’s proxy statement and form of proxy.

Shareholder proposals which are not submitted for inclusion in the Company’s proxy materials may be brought before an annual meeting pursuant to Article 9D of the Company’s Articles of Incorporation, which provides that the shareholder must give timely notice thereof in writing to the Secretary of the Company, setting forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Company’s books, of the shareholder proposing such business and, to the extent known, any other shareholders known by such shareholder to be supporting such proposal, (c) the class and number of shares of the Company’s capital stock which are beneficially owned by the shareholder on the date of such shareholder notice and, to the extent known, by any other shareholders known by such shareholder to be supporting such proposal on the date of such shareholder notice, and (d) any financial interest of the shareholder in such proposal (other than interests which all shareholders would have). To be timely with respect to the annual meeting of shareholders to be held in 2005, a shareholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Company no later than 60 days prior to the anniversary date of the immediately preceding annual meeting of shareholders, or February 27, 2005. With respect to the 2005 annual meeting, if the Company does not receive a shareholder’s notice by such date, proxy holders will be allowed to use their discretionary authority to vote on such proposal without any discussion of the matter in the proxy statement.

In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above.

OTHER MATTERS

Management is not aware of any business to come before the Meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting as to which proxies in the accompanying form confer discretionary authority, the persons named therein will vote such proxies as determined by a majority of the Board of Directors.

By Order of the Board of Directors

George J. Becker III

Secretary

Lafayette, Louisiana

March 30, 2004

REVOCABLE PROXY

IBERIABANK CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

April 28, 2004

The undersigned shareholder(s) of IBERIABANK Corporation (the “Company”) as of March 16, 2004, hereby appoints Daryl G. Byrd and George J. Becker III, or either of them, with full powers of substitution, as attorneys and proxies to represent the undersigned at the Annual Meeting of Shareholders of the Company to be held in the Cabildo Room at the Hotel Inter-Continental, located at 444 St. Charles Avenue, New Orleans, Louisiana, on Wednesday, April 28, 2004 at 10:00 a.m., Central Time, and at any adjournment of, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as follows:

1. Election of directors

☐ FOR	☐ WITHHOLD	☐ FOR ALL EXCEPT

Nominees for a three-year term expiring in 2007: Elaine D. Abell, William H. Fenstermaker, Larrey G. Mouton, O. Miles Pollard

(Instruction: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.)

2. Ratification of the appointment of Castaing, Hussey & Lolan, LLC as the Company’s independent auditors for 2004

☐ FOR	☐ AGAINST	☐ ABSTAIN

3. In their discretion, on other business as may come before the meeting

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. SHARES WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS’ NOMINEES TO THE BOARD OF DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS AND OTHERWISE AS DETERMINED BY A MAJORITY OF THE BOARD OF DIRECTORS. YOU MAY REVOKE THIS PROXY AT ANY TIME BEFORE THE TIME IT IS VOTED AT THE ANNUAL MEETING.

Please be sure to sign and date this Proxy in the box below.

Dated: , 2004	Shareholder sign above Co-Holder (if any) sign above

PLEASE SIGN THIS PROXY EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS PROXY. WHEN SIGNING IN A REPRESENTATIVE CAPACITY, PLEASE GIVE TITLE. WHEN SHARES ARE HELD JOINTLY, ONLY ONE HOLDER NEED SIGN.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.